Exhibit 1

Unaudited condensed consolidated interim income statement

for the six months ended 30 June 2008 and 2007

	Notes	Six months ended 30 June 2008		Six months ended 30 June 2007		Year ended 31 December 2007
		£m		£m		£m
Revenue		3,339.1		2,921.0		6,185.9
Direct costs		(180.1)		(151.3)		(335.5)
Gross profit		3,159.0		2,769.7		5,850.4
Operating costs	4	(2,781.2)		(2,450.2)		(5,045.7)
Operating profit		377.8		319.5		804.7
Share of results of associates	4	20.7		19.5		41.4
Profit before interest and taxation		398.5		339.0		846.1
Finance income	5	70.1		57.7		139.4
Finance costs	5	(130.1)		(102.6)		(266.1)
Profit before taxation		338.5		294.1		719.4
Taxation	7	(101.2)		(90.9)		(204.3)
Profit for the period		237.3		203.2		515.1

Attributable to:
Equity holders of the parent		208.2		181.9		465.9
Minority interests		29.1		21.3		49.2
		237.3		203.2		515.1

Earnings per share[1]
Basic earnings per ordinary share	9	18.2	p	15.3	p	39.6	p
Diluted earnings per ordinary share	9	17.8	p	14.7	p	38.0	p

Notes

The accompanying notes form an integral part of this income statement.

[1]	The calculations of the Group’s earnings per share are set out in note 9.

Unaudited condensed consolidated interim cash flow statement for the six months ended 30 June 2008 and 2007

	Notes	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
		£m	£m	£m
Net cash (outflow)/inflow from operating activities	10	(165.4)	(7.2)	891.3
Investing activities
Acquisitions and disposals	10	(176.0)	(208.0)	(674.8)
Purchases of property, plant and equipment		(67.8)	(66.1)	(151.1)
Purchases of other intangible assets (incl. capitalised computer software)		(6.2)	(6.1)	(19.7)
Proceeds on disposal of property, plant and equipment		6.7	6.6	8.3
Net cash outflow from investing activities		(243.3)	(273.6)	(837.3)
Financing activities
Share option proceeds		5.9	21.4	34.8
Share repurchases and buybacks	10	(112.2)	(209.2)	(415.4)
Net increase in borrowings	10	79.5	111.8	498.9
Financing and share issue costs		(4.3)	(1.9)	(8.3)
Equity dividends paid		—	—	(138.9)
Dividends paid to minority shareholders in subsidiary undertakings		(26.4)	(20.4)	(38.9)
Net cash outflow from financing activities		(57.5)	(98.3)	(67.8)
Net decrease in cash and cash equivalents		(466.2)	(379.1)	(13.8)
Translation differences		34.7	2.4	119.2
Cash and cash equivalents at beginning of period		1,062.3	956.9	956.9
Cash and cash equivalents at end of period	10	630.8	580.2	1,062.3

Note

The accompanying notes form an integral part of this cash flow statement.

Unaudited condensed consolidated interim statement of recognised income and expense for the six months ended 30 June 2008 and 2007

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Profit for the period	237.3	203.2	515.1
Exchange adjustments on foreign currency net investments	282.2	(33.1)	71.7
Gain/(loss) on revaluation of available for sale investments	17.7	(2.6)	108.1
Actuarial gain on defined benefit pension schemes	—	—	27.0
Deferred tax charge on defined benefit pension schemes	—	—	(9.9)
Net income/(expense) recognised directly in equity	299.9	(35.7)	196.9
Total recognised income and expense relating to the period	537.2	167.5	712.0
Attributable to:
Equity holders of the parent	508.1	146.2	662.8
Minority interests	29.1	21.3	49.2
	537.2	167.5	712.0

Note

The accompanying notes form an integral part of this statement of recognised income and expense.

Unaudited condensed consolidated interim balance sheet

as at 30 June 2008 and 2007

	Notes	30 June 2008	30 June 2007	31 December 2007
		£m	£m	£m
Non-current assets
Intangible assets:
Goodwill	11	6,422.9	5,530.8	6,071.7
Other	12	1,176.0	1,087.5	1,154.6
Property, plant and equipment		455.0	417.5	449.6
Interests in associates		570.0	451.4	540.1
Other investments		307.2	162.2	268.6
Deferred tax assets		44.3	105.4	56.0
Trade and other receivables	13	184.2	94.3	149.3
		9,159.6	7,849.1	8,689.9
Current assets
Inventory and work in progress		375.5	324.4	343.9
Corporate income tax recoverable		29.0	28.6	37.2
Trade and other receivables	13	6,569.7	5,205.7	6,140.8
Cash and short-term deposits		1,276.9	755.5	2,040.2
		8,251.1	6,314.2	8,562.1
Current liabilities
Trade and other payables	14	(8,139.9)	(6,785.0)	(8,248.9)
Corporate income tax payable		(73.0)	(50.3)	(70.0)
Bank overdrafts and loans		(771.0)	(410.6)	(1,585.9)
		(8,983.9)	(7,245.9)	(9,904.8)
Net current liabilities		(732.8)	(931.7)	(1,342.7)
Total assets less current liabilities		8,426.8	6,917.4	7,347.2
Non-current liabilities
Bonds and bank loans		(2,363.1)	(1,609.4)	(1,740.0)
Trade and other payables	15	(540.1)	(407.4)	(460.4)
Corporate income tax payable		(347.3)	(364.4)	(336.2)
Deferred tax liabilities		(464.7)	(461.8)	(464.0)
Provision for post-employment benefits		(135.0)	(187.6)	(135.0)
Provisions for liabilities and charges		(113.7)	(104.5)	(116.8)
		(3,963.9)	(3,135.1)	(3,252.4)
Net assets		4,462.9	3,782.3	4,094.8
Equity
Called-up share capital		117.4	121.8	119.2
Share premium account		109.8	97.3	103.9
Shares to be issued		3.2	3.4	5.3
Merger reserve		(1,365.0)	(1,368.4)	(1,365.9)
Other reserves		206.9	(324.7)	(114.9)
Own shares		(201.8)	(256.9)	(255.3)
Retained earnings		5,454.3	5,414.2	5,482.1
Equity share owners’ funds	16	4,324.8	3,686.7	3,974.4
Minority interests		138.1	95.6	120.4
Total Equity		4,462.9	3,782.3	4,094.8

Note

The accompanying notes form an integral part of this balance sheet.

Notes to the unaudited condensed consolidated interim financial statements

1.	Basis of accounting

The unaudited condensed consolidated interim financial statements are prepared under the historical cost convention, except for the revaluation of certain financial instruments as disclosed in our accounting policies.

2.	Accounting policies

The unaudited condensed consolidated interim financial statements comply with the recognition and measurement criteria of International Financial Reporting Standards (IFRS), IAS 34 ‘Interim Financial Reporting’ and with the accounting policies of WPP Group plc and subsidiaries (the “Group”) which were set out on pages 153 to 159 of the 2007 Annual Report and Accounts and on pages F-2 to F-8 of the 2007 Form 20-F. No changes have been made to the Group’s accounting policies in the period to 30 June 2008.

Statutory Information

The unaudited condensed consolidated interim financial statements for the six months to 30 June 2008 and 30 June 2007 do not constitute statutory accounts. The financial information for the year ended 31 December 2007 does not constitute statutory accounts for the purposes of s240 of the Companies Act 1985. The statutory accounts for the year ended 31 December 2007 have been delivered to the Registrar of Companies and received an unqualified auditors’ report and did not contain a statement under s237(2) or (3) of the Companies Act 1985.

The announcement of the interim results was approved by the board of directors on 21 August 2008.

3.	Currency conversion

The reporting currency of the Group is the pound sterling and the unaudited condensed consolidated interim financial statements have been prepared on this basis.

The 2008 unaudited condensed consolidated interim income statement is prepared using, among other currencies, average exchange rates of US$1.9743 to the pound (period ended 30 June 2007: US$1.9703; year ended 31 December 2007: US$2.0019) and €1.2908 to the pound (period ended 30 June 2007: €1.4822; year ended 31 December 2007: €1.4619). The unaudited condensed consolidated interim balance sheet as at 30 June 2008 has been prepared using the exchange rates on that day of US$1.9908 to the pound (30 June 2007: US$2.0071; 31 December 2007: US$1.9827) and €1.2651 to the pound (30 June 2007: €1.4826; 31 December 2007: €1.3598).

4.	Operating costs and share of results of associates

Operating costs include:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Amortisation and impairment of acquired intangible assets	25.5	17.1	40.3
Goodwill impairment	20.0	29.0	44.1
Goodwill write-down relating to utilisation of pre-acquisition tax losses	0.7	1.0	1.7
Gains on disposal of investments	(3.6)	(3.0)	(3.4)
Write-downs of investments	12.3	—	—
Share-based incentive plans (including share options)	30.2	33.3	62.4
Other operating costs	2,696.1	2,372.8	4,900.6
	2,781.2	2,450.2	5,045.7

Notes to the unaudited condensed consolidated interim financial statements

4.	Operating costs and share of results of associates (continued)

The goodwill impairment charge of £20.0 million (30 June 2007: £29.0 million) relates to a number of under-performing businesses in the Group. In certain markets, the impact of current local economic conditions and trading circumstances on these businesses is sufficiently severe to indicate an impairment to the carrying value of goodwill. The directors will reassess the need for any further impairment write-downs at year end.

Share of results of associates include:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Share of profit before interest and taxation	32.8	31.5	65.8
Share of exceptional gains	—	—	0.8
Share of interest and minority interest	0.2	0.7	0.5
Share of taxation	(12.3)	(12.7)	(25.7)
	20.7	19.5	41.4

5.	Finance income and finance costs

Finance income includes:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Expected return on pension scheme assets	15.0	14.1	28.1
Income from available for sale investments	5.0	4.0	9.2
Interest income	50.1	39.6	102.1
	70.1	57.7	139.4

Finance costs include:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Interest on pension scheme liabilities	18.5	17.0	33.8
Interest on other long-term employee benefits	0.8	0.2	1.5
Interest payable and similar charges	115.1	85.6	214.8
Finance charges (excluding revaluation of financial instruments)	134.4	102.8	250.1
Revaluation of financial instruments accounted at fair value through profit or loss	(4.3)	(0.2)	16.0
	130.1	102.6	266.1

Notes to the unaudited condensed consolidated interim financial statements

5.	Finance income and finance costs (continued)

The following are included in the revaluation of financial instruments accounted at fair value through profit or loss shown above:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Movements in fair value of treasury instruments	(17.2)	0.4	6.7
Revaluations of put options over minority interests	12.9	(0.6)	9.3
	(4.3)	(0.2)	16.0

6.	Segmental analysis

Reported contributions by operating sector were as follows:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Revenue
Advertising and Media Investment Management	1,521.3	1,364.4	2,871.3
Information, Insight & Consultancy	486.5	431.8	905.4
Public Relations & Public Affairs	356.1	313.0	641.4
Branding & Identity, Healthcare and Specialist Communications	975.2	811.8	1,767.8
	3,339.1	2,921.0	6,185.9

Reported operating profit
Advertising and Media Investment Management	203.9	157.4	384.4
Information, Insight & Consultancy	45.5	39.8	99.2
Public Relations & Public Affairs	54.3	43.7	101.7
Branding & Identity, Healthcare and Specialist Communications	74.1	78.6	219.4
	377.8	319.5	804.7

Headline PBIT[1]
Advertising and Media Investment Management	242.6	201.1	466.9
Information, Insight & Consultancy	49.3	42.0	104.3
Public Relations & Public Affairs	57.2	46.0	106.5
Branding & Identity, Healthcare and Specialist Communications	104.3	94.0	250.3
	453.4	383.1	928.0

	%	%	%
Headline PBIT margin
Advertising and Media Investment Management	15.9	14.7	16.3
Information, Insight & Consultancy	10.1	9.7	11.5
Public Relations & Public Affairs	16.1	14.7	16.6
Branding & Identity, Healthcare and Specialist Communications	10.7	11.6	14.2
	13.6	13.1	15.0

Notes

The operating sector disciplines above are the basis on which the Group reports its primary information.

[1]	See note 18 for reconciliation of profit before interest and taxation to headline PBIT.

Notes to the unaudited condensed consolidated interim financial statements

6.	Segmental analysis (continued)

Reported contributions by geographical area were as follows:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Revenue
United Kingdom	450.2	430.4	890.3
North America	1,189.7	1,111.6	2,266.7
Continental Europe	929.4	771.6	1,657.4
Asia Pacific, Latin America, Africa & Middle East	769.8	607.4	1,371.5
	3,339.1	2,921.0	6,185.9

Headline PBIT[1]
United Kingdom	58.2	47.5	107.1
North America	187.4	175.8	391.5
Continental Europe	122.9	90.2	223.0
Asia Pacific, Latin America, Africa & Middle East	84.9	69.6	206.4
	453.4	383.1	928.0

	%	%	%
Headline PBIT margin
United Kingdom	12.9	11.0	12.0
North America	15.8	15.8	17.3
Continental Europe	13.2	11.7	13.5
Asia Pacific, Latin America, Africa & Middle East	11.0	11.5	15.0
	13.6	13.1	15.0

Note

[1]	See note 18 for reconciliation of profit before interest and taxation to headline PBIT.

Notes to the unaudited condensed consolidated interim financial statements

7.	Taxation

The Group tax rate on profit before taxation is 29.9% (30 June 2007: 30.9% and 31 December 2007: 28.4%).

The tax charge comprises:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Current tax
UK Corporation tax at 30%
Current year	(0.8)	11.0	27.5
Prior years	2.1	2.4	(57.9)
	1.3	13.4	(30.4)

Foreign tax
Current year	92.5	84.7	212.9
Prior years	10.0	(3.2)	5.7
	102.5	81.5	218.6
Total Current tax	103.8	94.9	188.2
Deferred tax
Current year	(2.6)	(4.0)	16.1
Tax charge	101.2	90.9	204.3

8.	Ordinary dividends

The Board has recommended an interim dividend of 5.19p (2007: 4.32p) per ordinary share. This is expected to be paid on 10 November 2008 to share owners on the register at 10 October 2008.

The Board recommended a final dividend of 9.13p per ordinary share in respect of 2007. This was approved by the company’s shareholders at the Annual General Meeting on 24 June 2008 and paid on 7 July 2008.

9.	Earnings per share

Basic EPS

The calculation of basic Reported EPS is as follows:

	Six months ended 30 June 2008		Six months ended 30 June 2007		Year ended 31 December 2007
Reported earnings[1] (£m)	208.2		181.9		465.9
Average shares used in Basic EPS calculation (m)	1,144.0		1,189.5		1,176.9
Reported EPS	18.2	p	15.3	p	39.6	p
[1]	Reported earnings is equivalent to profit for the period attributable to equity holders of the parent.

Notes to the unaudited condensed consolidated interim financial statements

9.	Earnings per share (continued)

Diluted EPS

The calculation of diluted Reported EPS is set out below:

	Six months ended 30 June 2008		Six months ended 30 June 2007		Year ended 31 December 2007
Diluted Reported earnings (£m)	208.7		182.4		466.8
Shares used in diluted EPS calculation (m)	1,174.4		1,242.8		1,227.1
Diluted Reported EPS	17.8	p	14.7	p	38.0	p

Diluted EPS has been calculated based on the reported earnings amount above. For the six months ended 30 June 2008 and the six months ended 30 June 2007 the $150 million Grey convertible bond was dilutive and earnings were consequently increased by £0.5 million.

A reconciliation between the shares used in calculating Basic and Diluted EPS is as follows:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	m	m	m
Average shares used in Basic EPS calculation	1,144.0	1,189.5	1,176.9
Dilutive share options outstanding	7.0	20.4	16.6
Other potentially issuable shares	14.5	24.0	24.7
$150 million Grey convertible bond	8.9	8.9	8.9
Shares used in Diluted EPS calculation	1,174.4	1,242.8	1,227.1

At 30 June 2008 there were 1,174,251,830 ordinary shares in issue.

Notes to the unaudited condensed consolidated interim financial statements

10.	Analysis of cash flows

The following tables analyse the items included within the main cash flow headings on page 2.

Net cash (outflow)/inflow from operating activities:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Profit for the period	237.3	203.2	515.1
Adjustments for:
Taxation	101.2	90.9	204.3
Finance costs	130.1	102.6	266.1
Finance income	(70.1)	(57.7)	(139.4)
Share of results of associates	(20.7)	(19.5)	(41.4)
Non-cash share-based incentive plans (including share options)	30.2	33.3	62.4
Depreciation of property, plant and equipment	68.6	60.7	126.3
Goodwill impairment	20.0	29.0	44.1
Goodwill write-down relating to utilisation of pre-acquisition tax losses	0.7	1.0	1.7
Amortisation and impairment of acquired intangible assets	25.5	17.1	40.3
Amortisation of other intangible assets	9.9	8.7	18.1
Gains on disposal of investments	(3.6)	(3.0)	(3.4)
Write-downs of investments	12.3	—	—
(Gains)/losses on sale of property, plant and equipment	(0.1)	(1.9)	1.0
Movements in working capital and provisions[1]	(572.5)	(348.7)	25.4
Corporation and overseas tax paid	(84.1)	(76.2)	(151.0)
Interest and similar charges paid	(99.9)	(84.3)	(212.0)
Interest received	33.3	17.4	102.6
Investment income	1.7	4.0	3.1
Dividends from associates	14.8	16.2	28.0
	(165.4)	(7.2)	891.3
[1]

The Group typically experiences an outflow of working capital in the first half of the financial year and an inflow in the second half. This is primarily due to the seasonal nature of working capital flows associated with its media buying activities on behalf of clients.

Notes to the unaudited condensed consolidated interim financial statements

10.	Analysis of cash flows (continued)

Acquisitions and disposals:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Initial cash consideration	(94.1)	(80.3)	(520.4)
(Overdraft)/cash and cash equivalents acquired (net)	(9.9)	9.2	60.5
Earnout payments	(30.4)	(64.8)	(93.9)
Loan note redemptions	(2.6)	(1.6)	(2.1)
Purchase of other investments (including associates)	(42.8)	(73.5)	(128.0)
Proceeds on disposal of investments	3.8	3.0	9.1
	(176.0)	(208.0)	(674.8)

Share repurchases and buybacks:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Share cancellations (excluding brokerage fees)	(112.2)	(209.2)	(402.7)
Shares purchased into treasury	—	—	(12.7)
	(112.2)	(209.2)	(415.4)

Net increase/(decrease) in borrowings:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Increase in drawings on bank loans	—	161.8	—
Repayment of €650 million 6.0% bonds	(515.1)	—	—
Proceeds from issue of €750 million 6.625% bonds due May 2016	594.6	—	—
Repayment of £450 million 2.0% convertible bonds	—	(450.0)	(450.0)
Proceeds from issue of £400 million 6.0% bonds due April 2017	—	400.0	400.0
Proceeds from issue of £200 million 6.375% bonds due November 2020	—	—	200.0
Proceeds from issue of €500 million 5.25% bonds due January 2015	—	—	348.9
	79.5	111.8	498.9

Notes to the unaudited condensed consolidated interim financial statements

10.	Analysis of cash flows (continued)

Cash and cash equivalents:

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Cash at bank and in hand	1,193.8	638.1	1,957.4
Short-term bank deposits	83.1	117.4	82.8
Overdrafts[1]	(646.1)	(175.3)	(977.9)
	630.8	580.2	1,062.3
[1]	Bank overdrafts are included in cash and cash equivalents because they form an integral part of the Group’s cash management.

11.	Goodwill and acquisitions

Goodwill in relation to subsidiary undertakings increased by £351.2 million (30 June 2007: increase of £96.3 million) in the period. This movement includes both additional goodwill arising on acquisitions completed in the period and adjustments to goodwill relating to acquisitions completed in prior years, net of impairment charges and the effect of currency translation. Goodwill in relation to associate undertakings increased by £29.6 million (30 June 2007: increase of £29.3 million) in the period.

Future anticipated payments to vendors in respect of both deferred and earnout obligations totalled £313.8 million (period ended 30 June 2007: £284.5 million; year ended 31 December 2007: £319.0 million). Earnouts are based on the directors’ best estimates of future obligations, which are dependent on the future performance of the interests acquired and assume the operating companies improve profits in line with directors’ estimates.

The Group acquired a number of subsidiaries in the period. The following table sets out the book values of the identifiable assets and liabilities acquired and their fair value to the Group. The fair value adjustments for certain acquisitions included in the table below have been determined provisionally at the balance sheet date.

	Book value at acquisition	Fair value adjustments	Fair value to Group
	£m	£m	£m
Intangible assets	1.5	2.0	3.5
Property, plant and equipment	3.3	—	3.3
Current assets	120.2	—	120.2
Total assets	125.0	2.0	127.0
Current liabilities	(85.3)	(5.6)	(90.9)
Trade and other payables due after one year	(8.2)	(4.9)	(13.1)
Provisions	—	(0.1)	(0.1)
Total liabilities	(93.5)	(10.6)	(104.1)
Net assets/(liabilities)	31.5	(8.6)	22.9
Minority interest			(8.5)
Goodwill			64.0
Consideration			78.4
Considered satisfied by:
Cash			67.4
Payments due to vendors			9.7
Capitalised acquisition costs			1.3

Notes to the unaudited condensed consolidated interim financial statements

11.	Goodwill and acquisitions (continued)

Fair value adjustments comprise adjustments to bring the book value of the assets and liabilities of acquisitions to fair value, principally through the recognition of intangible assets and provisions for certain contingent liabilities, including corporate tax liabilities, where the likelihood of settlement is considered probable at the acquisition date.

The contribution to revenue and operating profit of acquisitions completed in the period was not material. There were no material acquisitions completed between 30 June 2008 and the date the interim financial statements have been approved.

On 9 July 2008, WPP Group plc (“WPP”) announced an offer to acquire the whole of the issued and to be issued share capital of TNS, on a basis of 173 pence in cash and 0.1889 of a WPP ordinary share for every TNS share. On 29 October 2008, the offer became wholly unconditional and based on the WPP closing share price on that day of 332.5 pence per share, WPP’s offer values a TNS share at approximately 235.8 pence and values the entire issued and to be issued share capital of TNS at approximately £1.0 billion.

12.	Other intangible assets

The following are included in other intangibles:

	30 June 2008	30 June 2007	31 December 2007
	£m	£m	£m
Brands with an indefinite useful life	836.9	800.4	798.0
Acquired intangibles	300.1	256.4	312.2
Other (including capitalised computer software)	39.0	30.7	44.4
	1,176.0	1,087.5	1,154.6

13.	Trade and other receivables

Amounts falling due within one year:

	30 June 2008	30 June 2007	31 December 2007
	£m	£m	£m
Trade receivables	4,584.5	4,012.8	4,691.0
VAT and sales taxes recoverable	98.6	41.1	86.5
Other debtors	697.8	603.1	609.8
Prepayments and accrued income	1,188.8	548.7	753.5
	6,569.7	5,205.7	6,140.8

Amounts falling due after more than one year:

	30 June 2008	30 June 2007	31 December 2007
	£m	£m	£m
Other debtors	177.3	79.9	145.9
Prepayments and accrued income	6.9	14.4	3.4
	184.2	94.3	149.3

Notes to the unaudited condensed consolidated interim financial statements

14.	Trade and other payables: amounts falling due within one year

The following are included in trade and other payables falling due within one year:

	30 June 2008	30 June 2007	31 December 2007
	£m	£m	£m
Trade payables	5,678.8	4,600.8	5,843.6
Deferred income	641.4	534.7	600.5
Payments due to vendors	62.0	55.8	57.3
Loan notes due to vendors	0.1	0.7	2.7
Liabilities in respect of put option agreements with vendors	70.9	42.9	45.0
Share repurchases—close period commitments	—	61.0	64.8
Dividends payable	103.8	89.6	—
Other creditors and accruals	1,582.9	1,399.5	1,635.0
	8,139.9	6,785.0	8,248.9

15.	Trade and other payables: amounts falling due after more than one year

The following are included in trade and other payables falling due after more than one year:

	30 June 2008	30 June 2007	31 December 2007
	£m	£m	£m
Payments due to vendors	251.8	228.7	261.7
Liabilities in respect of put option agreements with vendors	54.4	25.9	37.0
Other creditors and accruals	233.9	152.8	161.7
	540.1	407.4	460.4

The following table sets out payments due to vendors, comprising deferred consideration and the directors’ best estimates of future earnout related obligations:

	30 June 2008	30 June 2007	31 December 2007
	£m	£m	£m
Within one year	62.0	55.8	57.3
Between 1 and 2 years	77.5	42.8	62.8
Between 2 and 3 years	87.6	63.6	85.4
Between 3 and 4 years	61.5	64.1	65.0
Between 4 and 5 years	24.1	39.6	48.5
Over 5 years	1.1	18.6	—
	313.8	284.5	319.0

The Group does not consider there to be any material contingent liabilities as at 30 June 2008.

Notes to the unaudited condensed consolidated interim financial statements

16.	Reconciliation of movements in consolidated equity share owners’ funds

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Profit for the period attributable to equity share owners	208.2	181.9	465.9
Ordinary dividends	(103.8)	(89.6)	(138.9)
	104.4	92.3	327.0
Ordinary shares issued in respect of acquisitions	—	2.3	8.0
Other ordinary shares issued	6.5	20.3	28.2
Share cancellations	(112.2)	(209.2)	(402.7)
Share issue/cancellation costs	(0.8)	—	(2.8)
Shares purchased into treasury	—	—	(12.7)
Non-cash share-based incentive plans (including share options)	30.2	33.3	62.4
Tax benefit of share-based payments	(6.9)	7.0	0.9
Actuarial gain on defined benefit pension schemes	—	—	27.0
Deferred tax charge on defined benefit pension schemes	—	—	(9.9)
Exchange adjustments on foreign currency net investments	282.2	(33.1)	71.7
Gain/(loss) on revaluation of available for sale investments	17.7	(2.6)	108.1
Share repurchases – close period commitments	59.8	(61.0)	(64.8)
Recognition of financial instruments during the period	(30.5)	10.5	7.3
Other movements	—	—	(0.2)
Net additions/(deductions) to equity share owners’ funds	350.4	(140.2)	147.5
Opening equity share owners’ funds	3,974.4	3,826.9	3,826.9
Closing equity share owners’ funds	4,324.8	3,686.7	3,974.4

Issued share capital - movement in the period

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
Number of equity ordinary shares	m	m	m
At the beginning of the period	1,191.5	1,240.6	1,240.6
Exercise of share options	1.6	5.0	7.8
Acquisitions	—	0.3	0.3
Share cancellations	(18.8)	(27.9)	(57.2)
At the end of the period	1,174.3	1,218.0	1,191.5

17.	Related party transactions

From time to time the Group enters into transactions with its associate undertakings. These transactions were not material for any of the periods presented.

Notes to the unaudited condensed consolidated interim financial statements

18.	Reconciliation of profit before interest and taxation to Headline PBIT

	Six months ended 30 June 2008	Six months ended 30 June 2007	Year ended 31 December 2007
	£m	£m	£m
Profit before interest and taxation	398.5	339.0	846.1
Amortisation and impairment of acquired intangible assets	25.5	17.1	40.3
Goodwill impairment	20.0	29.0	44.1
Goodwill write-down relating to utilisation of pre-acquisition tax losses	0.7	1.0	1.7
Gains on disposal of investments	(3.6)	(3.0)	(3.4)
Write-downs of investments	12.3	—	—
Share of exceptional gains of associates	—	—	(0.8)
Headline PBIT	453.4	383.1	928.0

19.	Principal risks and uncertainties

The directors have considered the principal risks and uncertainties affecting the Group for the second half of 2008 and determined that these are unchanged from those presented in the Group’s published Annual Report and Accounts and Form 20-F for the year ended 31 December 2007, other than point (m) below, which the Group now considers a further risk. The Annual Report and Form 20-F are published in the Investor Relations section of the Group website (www.wpp.com) and are available from the Group on request.

WPP has specific policies in place to ensure that risks are properly evaluated and managed at the appropriate level within the business. These are presented on pages 116 and 117 of the published 2007 Annual Report and Accounts. Pages 5 to 8 of the Group’s Form 20-F contain a detailed explanation of the risk factors identified by the Group for the year ended 31 December 2007 and these are summarised below:

a.	The Group competes for clients in a highly competitive industry, which may reduce market share and decrease profits.

b.	The Group receives a significant portion of its revenues from a limited number of large clients, and the loss of these clients could adversely impact the Group’s prospects, business, financial condition and results of operations.

c.	The Group may be unable to collect balances due from any client that files for bankruptcy or becomes insolvent.

d.	The Group is dependent on its employees and, like all service providers, is vulnerable to adverse consequences from the loss of key employees due to competition among providers of advertising and marketing services.

e.	The Group is exposed to the risks of doing business internationally.

f.	Currency exchange rate fluctuations could adversely affect the Group’s consolidated results of operations.

g.	The Group may have difficulty repatriating the earnings of its subsidiaries.

h.	The Group is subject to recessionary economic cycles.

i.	The Group may be unsuccessful in evaluating material risks involved in completed and future acquisitions.

j.	The Group may be unsuccessful in integrating any acquired operations with its existing businesses.

k.	Goodwill and other acquired intangible assets recorded on the Group’s balance sheet with respect to acquired companies may become impaired.

Notes to the unaudited condensed consolidated interim financial statements

19.	Principal risks and uncertainties (continued)

l.	The Group may be subject to certain regulations that could restrict the Group’s activities.

m.	Changes in tax laws or their application may adversely affect the Group’s reported results. The Group operates worldwide and its earnings are subject to tax in many jurisdictions. Tax law and practice that applies to the Group may change, and changes could materially and adversely affect the Group’s reported results and financial condition.

n.	The Group may be exposed to liabilities from allegations that certain of its clients’ advertising claims may be false or misleading or that its clients’ products may be defective.

o.	Civil liabilities or judgments against the Group or its directors or officers based on U.S. federal or state securities laws may not be enforceable in the U.S. or in England.

Treasury management

The Group’s treasury activities are principally concerned with monitoring of working capital, managing external and internal funding requirements and monitoring and managing the financial market risks, in particular interest rate and foreign exchange exposures.

The Group’s risk management policies relating to foreign currency risk, interest rate risk, liquidity risk, capital risk and credit risk are presented in the notes to the consolidated financial statements of the 2007 Annual Report and Accounts and in the opinion of the Board remain relevant for the remaining six months of the year.

20.	Condensed consolidating financial information

Grey, WPP Finance (UK) and WPP Finance (USA) Corporation are issuers of certain securities registered under the Securities Act of 1933. These securities are guaranteed by WPP and WPP 2005 Limited and, in the case of WPP Finance (UK), also by Young & Rubicam Brands US Holdings. As a result, Grey, WPP Finance (UK), WPP Finance (USA) Corporation, Young & Rubicam Brands US Holdings, WPP and WPP 2005 Limited are each subject to the reporting requirements under section 15(d) of the Securities Exchange Act of 1934. Accordingly, condensed consolidating financial information containing financial information for each subsidiary issuer is presented.

In October 2005, the company originally named WPP Group plc and now known as WPP 2005 Limited, completed a reorganisation of its capital and corporate structure pursuant to Section 425 of the Companies Act of 1985, resulting in the formation of WPP Group plc as the new parent company of WPP 2005 Limited.

In the event that Grey or WPP Finance (USA) Corporation fails to pay the holders of the securities, thereby requiring WPP Group plc or WPP 2005 Limited to make payment pursuant to the terms of its full and unconditional guarantee of those securities, there is no impediment to WPP Group plc or WPP 2005 Limited obtaining reimbursement for any such payments from Grey or WPP Finance (USA) Corporation. Similarly, in the event that WPP Finance (UK) fails to pay the holders of the securities, thereby requiring WPP Group plc, WPP 2005 Limited or Young & Rubicam Brands US Holdings to make payment pursuant to the terms of its full and unconditional guarantee of those securities, there is no impediment to WPP Group plc, WPP 2005 Limited or Young & Rubicam Brands US Holdings obtaining reimbursement for any such payments from WPP Finance (UK).

Guarantor Structure Change

On November 19, 2008, WPP completed a reorganization of its corporate structure through a scheme of arrangement, which we refer to as the “Scheme”, pursuant to Part 26 of the Companies Act 2006 of the United Kingdom. As a result of the Scheme, WPP plc, a company incorporated under the laws of Jersey, became the

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

new parent company of the WPP group and its subsidiaries. In the Scheme, all of the outstanding ordinary shares of WPP were cancelled, WPP issued new ordinary shares to WPP plc so that WPP is now an indirect, wholly-owned subsidiary of WPP plc, and holders of WPP ordinary shares received one WPP plc ordinary share for each WPP ordinary share cancelled under the Scheme. WPP was renamed WPP 2008 Limited.

In connection with the Scheme, subsidiaries of WPP transferred the equity interests of an entity holding substantially all of WPP’s assets outside the United Kingdom to WPP Air UK, a general partnership organized under the laws of England and Wales (“Asset Conveyance”). The two partners of WPP Air UK are WPP Air 1 Limited, a direct, wholly-owned subsidiary of WPP plc, and WPP Air 3 Limited, a direct, wholly-owned subsidiary of WPP Air 1 Limited. Both partners are newly-formed Irish limited companies.

Because the Asset Conveyance may have involved the transfer of “substantially all” of the assets of WPP and certain of the guarantors of the bonds issued by WPP Finance (UK), in accordance with the terms of an indenture of the bonds, WPP Air UK became a guarantor of the bonds pursuant to a supplemental indenture, without releasing WPP or any of the other guarantors of the bonds from their guarantee obligations. No consent of any holder of any of the bonds issued by WPP Finance (UK) was required for the Scheme or the Asset Conveyance to be effective or to enter into this supplemental indenture. Each of WPP Air 3 Limited and WPP Air 1 Limited was newly-formed in connection with the Scheme and neither has conducted any activities other than holding its partnership interest in, and serving as a general partner of, WPP Air UK.

The bonds issued by WPP Finance (UK) were originally guaranteed by WPP, WPP 2005 Limited and Young & Rubicam Brands US Holdings, and are now guaranteed by WPP, WPP 2005 Limited, Young & Rubicam Brands US Holdings and WPP Air UK. These events do not have a significant impact on the columns presented in the condensed consolidating financial information except that WPP Group plc is now called WPP 2008 Limited and is a subsidiary guarantor rather than a parent guarantor.

These events do not impact the condensed consolidating financial information with respect to Grey and WPP Finance (USA) Corporation bonds as the related debt has been repaid prior to the guarantor structure change and is no longer outstanding.

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

The condensed consolidating financial information with respect to the bonds issued by WPP Finance (UK) is presented below.

Income Statement

Six months ended 30 June 2008, £m

	WPP Group plc[1]	Subsidiary Guarantors[2]	WPP Finance (UK)	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Revenue	—	—	—	3,339.1	—	3,339.1
Direct costs	—	—	—	(180.1)	—	(180.1)
Gross profit	—	—	—	3,159.0	—	3,159.0
Operating costs	1.9	(42.1)	(0.2)	(2,740.8)	—	(2,781.2)
Operating profit/(loss)	1.9	(42.1)	(0.2)	418.2	—	377.8
Share of results of subsidiaries	235.2	343.3	—	—	(578.5)	—
Share of results of associates	—	—	—	20.7	—	20.7
Profit/(loss) before interest and taxation	237.1	301.2	(0.2)	438.9	(578.5)	398.5
Finance income	9.9	22.8	5.1	32.3	—	70.1
Finance costs	(38.8)	(90.4)	(10.1)	9.2	—	(130.1)
Profit/(loss) before taxation	208.2	233.6	(5.2)	480.4	(578.5)	338.5
Taxation	—	1.6	—	(102.8)	—	(101.2)
Profit/(loss) for the year	208.2	235.2	(5.2)	377.6	(578.5)	237.3
Attributable to:
Equity holders of the parent	208.2	235.2	(5.2)	348.5	(578.5)	208.2
Minority interests	—	—	—	29.1	—	29.1
Profit/(loss) for the period	208.2	235.2	(5.2)	377.6	(578.5)	237.3
Six months ended 30 June 2007, £m
Revenue	—	—	—	2,921.0	—	2,921.0
Direct costs	—	—	—	(151.3)	—	(151.3)
Gross profit	—	—	—	2,769.7	—	2,769.7
Operating costs	(0.5)	(15.4)	(0.2)	(2,434.1)	—	(2,450.2)
Operating profit/(loss)	(0.5)	(15.4)	(0.2)	335.6	—	319.5
Share of results of subsidiaries	199.1	278.3	—	—	(477.4)	—
Share of results of associates	—	—	—	19.5	—	19.5
Profit/(loss) before interest and taxation	198.6	262.9	(0.2)	355.1	(477.4)	339.0
Finance income	8.9	26.3	8.8	13.7	—	57.7
Finance costs	(25.6)	(90.1)	(10.2)	23.3	—	(102.6)
Profit/(loss) before taxation	181.9	199.1	(1.6)	392.1	(477.4)	294.1
Taxation	—	—	—	(90.9)	—	(90.9)
Profit/(loss) for the year	181.9	199.1	(1.6)	301.2	(477.4)	203.2
Attributable to:
Equity holders of the parent	181.9	199.1	(1.6)	279.9	(477.4)	181.9
Minority interests	—	—	—	21.3	—	21.3
Profit/(loss) for the period	181.9	199.1	(1.6)	301.2	(477.4)	203.2

Note

[1]	Now known as WPP 2008 Limited and a subsidiary guarantor.
[2]	Includes WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Income Statement

For the year ended 31 December 2007, £m

	WPP Group plc[1]	Subsidiary Guarantors[2]	WPP Finance (UK)	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Revenue	—	—	—	6,185.9	—	6,185.9
Direct costs	—	—	—	(335.5)	—	(335.5)
Gross profit	—	—	—	5,850.4	—	5,850.4
Operating costs	5.9	(58.5)	(4.6)	(4,988.5)	—	(5,045.7)
Operating profit/(loss)	5.9	(58.5)	(4.6)	861.9	—	804.7
Share of results of subsidiaries	504.3	696.6	—	—	(1,200.9)	—
Share of results of associates	—	—	—	41.4	—	41.4
Profit/(loss) before interest and taxation	510.2	638.1	(4.6)	903.3	(1,200.9)	846.1
Finance income	53.0	54.3	17.2	14.9	—	139.4
Finance costs	(97.3)	(188.1)	(20.0)	39.3	—	(266.1)
Profit/(loss) before taxation	465.9	504.3	(7.4)	957.5	(1,200.9)	719.4
Taxation	—	—	—	(204.3)	—	(204.3)
Profit/(loss) for the year	465.9	504.3	(7.4)	753.2	(1,200.9)	515.1
Attributable to:
Equity holders of the parent	465.9	504.3	(7.4)	704.0	(1,200.9)	465.9
Minority interests	—	—	—	49.2	—	49.2
Profit/(loss) for the year	465.9	504.3	(7.4)	753.2	(1,200.9)	515.1

Note

[1]	Now known as WPP 2008 Limited and a subsidiary guarantor.
[2]	Includes WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Cash Flow Statement

Six months ended 30 June 2008, £m

	WPP Group plc[1]	Subsidiary Guarantors[2]	WPP Finance (UK)	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Net cash inflow/(outflow) from operating activities	(571.3)	552.6	(3.9)	(142.8)	—	(165.4)
Investing activities
Acquisitions and disposals	(16.8)	—	—	(159.2)	—	(176.0)
Purchases of property, plant and equipment	—	(0.9)	—	(66.9)	—	(67.8)
Purchases of other intangible assets (including capitalised computer software)	—	—	—	(6.2)	—	(6.2)
Proceeds on disposal of property, plant and equipment	—	—	—	6.7	—	6.7
Net cash inflow/(outflow) from investing activities	(16.8)	(0.9)	—	(225.6)	—	(243.3)
Financing activities
Share option proceeds	—	5.9	—	—	—	5.9
Share repurchases and buybacks	(112.2)	—	—	—	—	(112.2)
Net increase/(decrease) in borrowings	594.6	(515.1)	—	—	—	79.5
Financing and share issue costs	(4.3)	—	—	—	—	(4.3)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(26.4)	—	(26.4)
Net cash inflow/(outflow) from financing activities	478.1	(509.2)	—	(26.4)	—	(57.5)
Net increase/(decrease) in cash and cash equivalents	(110.0)	42.5	(3.9)	(394.8)	—	(466.2)
Translation differences	14.4	49.7	(1.3)	(28.1)	—	34.7
Cash and cash equivalents at beginning of year	(555.9)	(1,827.1)	321.8	3,123.5	—	1,062.3
Cash and cash equivalents at end of period	(651.5)	(1,734.9)	316.6	2,700.6	—	630.8

Six months ended 30 June 2007, £m
Net cash inflow/(outflow) from operating activities	376.2	75.3	(1.5)	(457.2)	—	(7.2)
Investing activities
Acquisitions and disposals	—	—	—	(208.0)	—	(208.0)
Purchases of property, plant and equipment	—	(3.0)	—	(63.1)	—	(66.1)
Purchases of other intangible assets (including capitalised computer software)	—	—	—	(6.1)	—	(6.1)
Proceeds on disposal of property, plant and equipment	—	—	—	6.6	—	6.6
Net cash inflow/(outflow) from investing activities	—	(3.0)	—	(270.6)	—	(273.6)
Financing activities
Share option proceeds	—	21.4	—	—	—	21.4
Share repurchases and buybacks	(209.2)	—	—	—	—	(209.2)
Net increase/(decrease) in borrowings	400.0	(450.0)	5.0	156.8	—	111.8
Financing and share issue costs	(1.9)	(22.7)	—	22.7	—	(1.9)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(20.4)	—	(20.4)
Net cash inflow/(outflow) from financing activities	188.9	(451.3)	5.0	159.1	—	(98.3)
Net increase/(decrease) in cash and cash equivalents	565.1	(379.0)	3.5	(568.7)	—	(379.1)
Translation differences	(2.9)	—	(8.0)	13.3	—	2.4
Cash and cash equivalents at beginning of year	(764.4)	(1,686.5)	332.7	3,075.1	—	956.9
Cash and cash equivalents at end of period	(202.2)	(2,065.5)	328.2	2,519.7	—	580.2

[1]	Now known as WPP 2008 Limited and a subsidiary guarantor.
[2]	Includes WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Cash Flow Statement

For the year ended 31 December 2007, £m

	WPP Group plc[1]	Subsidiary Guarantors[2]	WPP Finance (UK)	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Net cash inflow/(outflow) from operating activities	345.8	278.1	(7.4)	275.6	(0.8)	891.3
Investing activities
Acquisitions and disposals	—	—	—	(674.8)	—	(674.8)
Purchases of property, plant and equipment	—	(3.5)	—	(147.6)	—	(151.1)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(19.7)	—	(19.7)
Proceeds on disposal of property, plant and equipment	—	—	—	8.3	—	8.3
Net cash inflow/(outflow) from investing activities	—	(3.5)	—	(833.8)	—	(837.3)
Financing activities
Share option proceeds	—	34.8	—	—	—	34.8
Share repurchases and buybacks	(415.4)	—	—	—	—	(415.4)
Net increase/(decrease) in borrowings	400.0	(450.0)	0.5	548.4	—	498.9
Financing and share issue costs	(5.0)	—	—	(3.3)	—	(8.3)
Equity dividends paid	(139.7)	—	—	—	0.8	(138.9)
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(38.9)	—	(38.9)
Net cash inflow/(outflow) from financing activities	(160.1)	(415.2)	0.5	506.2	0.8	(67.8)
Net increase/(decrease) in cash and cash equivalents	185.7	(140.6)	(6.9)	(52.0)	—	(13.8)
Translation differences	22.8	—	(4.0)	100.4	—	119.2
Cash and cash equivalents at beginning of year	(764.4)	(1,686.5)	332.7	3,075.1	—	956.9
Cash and cash equivalents at end of year	(555.9)	(1,827.1)	321.8	3,123.5	—	1,062.3

[1]	Now known as WPP 2008 Limited and a subsidiary guarantor.
[2]	Includes WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Balance Sheet

At 30 June 2008, £m

	WPP Group PLC[1]	Subsidiary guarantors[2]	WPP Finance (UK)	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	6,422.9	—	6,422.9
Other	—	—	—	1,176.0	—	1,176.0
Property, plant and equipment	—	6.0	—	449.0	—	455.0
Investment in subsidiaries	5,441.5	8,272.2	—	—	(13,713.7)	—
Interests in associates	—	—	—	570.0	—	570.0
Other investments	16.8	—	—	290.4	—	307.2
Deferred tax assets	—	—	—	44.3	—	44.3
Trade and other receivables	36.5	7.6	—	140.1	—	184.2
	5,494.8	8,285.8	—	9,092.7	(13,713.7)	9,159.6
Current assets
Inventory and work in progress	—	—	—	375.5	—	375.5
Corporate income tax recoverable	—	—	—	29.0	—	29.0
Trade and other receivables	1.0	40.7	3.7	6,524.3	—	6,569.7
Cash and short-term deposits	—	0.8	345.3	3,317.9	(2,387.1)	1,276.9
	1.0	41.5	349.0	10,246.7	(2,387.1)	8,251.1
Current Liabilities
Trade and other payables	(24.0)	(68.3)	(0.9)	(8,046.7)	—	(8,139.9)
Corporate income tax payable	—	—	—	(73.0)	—	(73.0)
Bank overdrafts and loans	(651.4)	(1,735.7)	(28.8)	(742.2)	2,387.1	(771.0)
	(675.4)	(1,804.0)	(29.7)	(8,861.9)	2,387.1	(8,983.9)
Net current assets (liabilities)	(674.4)	(1,762.5)	319.3	1,384.8	—	(732.8)
Total assets less current liabilities	4,820.4	6,523.3	319.3	10,477.5	(13,713.7)	8,426.8
Non-current liabilities
Bonds and bank loans	(1,427.1)	—	(327.5)	(608.5)	—	(2,363.1)
Trade and other payables	(26.6)	(14.9)		(498.6)	—	(540.1)
Corporate income tax liability	—	—	—	(347.3)	—	(347.3)
Deferred tax liabilities	—	—	—	(464.7)	—	(464.7)
Provisions for post-employment benefits	—	—	—	(135.0)	—	(135.0)
Provisions for liabilities and charges	—	—	—	(113.7)	—	(113.7)
	(1,453.7)	(14.9)	(327.5)	(2,167.8)	—	(3,963.9)
Net intercompany receivable/(payable)	958.1	(1,066.9)	(0.5)	109.3	—	—
Net assets	4,324.8	5,441.5	(8.7)	8,419.0	(13,713.7)	4,462.9
Attributable to:
Minority interests	—	—	—	138.1	—	138.1
Equity share owners’ funds	4,324.8	5,441.5	(8.7)	8,280.9	(13,713.7)	4,324.8
Total equity	4,324.8	5,441.5	(8.7)	8,419.0	(13,713.7)	4,462.9

Note

[1]	Now known as WPP 2008 Limited and a subsidiary guarantor.
[2]	Includes WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Balance Sheet

At 30 June 2007, £m

	WPP Group PLC[1]	Subsidiary guarantors[2]	WPP Finance (UK)	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	5,530.8	—	5,530.8
Other	—	—	—	1,087.5	—	1,087.5
Property, plant and equipment	—	8.1	—	409.4	—	417.5
Investment in subsidiaries	4,345.7	6,996.3	—	—	(11,342.0)	—
Interests in associates	—	—	—	451.4	—	451.4
Other investments	—	—	—	162.2	—	162.2
Deferred tax assets	—	—	—	105.4	—	105.4
Trade and other receivables	5.0	—	—	89.3	—	94.3
	4,350.7	7,004.4	—	7,836.0	(11,342.0)	7,849.1
Current assets
Inventory and work in progress	—	—	—	324.4	—	324.4
Corporate income tax recoverable	—	—	—	28.6	—	28.6
Trade and other receivables	14.4	50.9	5.0	5,135.4	—	5,205.7
Cash and short-term deposits	—	0.4	337.1	2,686.1	(2,268.1)	755.5
	14.4	51.3	342.1	8,174.5	(2,268.1)	6,314.2
Current Liabilities
Trade and other payables	(34.3)	(27.5)	(0.8)	(6,722.4)	—	(6,785.0)
Corporate income tax payable	—	—	—	(50.3)	—	(50.3)
Bank overdrafts and loans	(202.2)	(2,506.1)	(8.8)	38.4	2,268.1	(410.6)
	(236.5)	(2,533.6)	(9.6)	(6,734.3)	2,268.1	(7,245.9)
Net current assets (liabilities)	(222.1)	(2,482.3)	332.5	1,440.2	—	(931.7)
Total assets less current liabilities	4,128.6	4,522.1	332.5	9,276.2	(11,342.0)	6,917.4
Non-current liabilities
Bonds and bank loans	(769.0)	—	(324.5)	(515.9)	—	(1,609.4)
Trade and other payables	(83.0)	(43.1)	—	(281.3)	—	(407.4)
Corporate income tax liability	—	—	—	(364.4)	—	(364.4)
Deferred tax liabilities	—	—	—	(461.8)	—	(461.8)
Provisions for post-employment benefits	—	—	—	(187.6)	—	(187.6)
Provisions for liabilities and charges	—	—	—	(104.5)	—	(104.5)
	(852.0)	(43.1)	(324.5)	(1,915.5)	—	(3,135.1)
Net intercompany receivable/(payable)	410.1	(133.3)	(5.5)	(271.3)	—	—
Net assets	3,686.7	4,345.7	2.5	7,089.4	(11,342.0)	3,782.3
Attributable to:
Minority interests	—	—	—	95.6	—	95.6
Equity share owners’ funds	3,686.7	4,345.7	2.5	6,993.8	(11,342.0)	3,686.7
Total equity	3,686.7	4,345.7	2.5	7,089.4	(11,342.0)	3,782.3

Note

[1]	Now known as WPP 2008 Limited and a subsidiary guarantor.
[2]	Includes WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Balance Sheet

At 31 December 2007, £m

	WPP Group PLC[1]	Subsidiary guarantors[2]	WPP Finance (UK)	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	6,071.7	—	6,071.7
Other	—	—	—	1,154.6	—	1,154.6
Property, plant and equipment	—	8.8	—	440.8	—	449.6
Investment in subsidiaries	5,009.2	7,749.2	—	—	(12,758.4)	—
Interests in associates	—	—	—	540.1	—	540.1
Other investments	—	—	—	268.6	—	268.6
Deferred tax assets	—	—	—	56.0	—	56.0
Trade and other receivables	22.8	6.3	—	120.2	—	149.3
	5,032.0	7,764.3	—	8,652.0	(12,758.4)	8,689.9
Current assets
Inventory and work in progress	—	—	—	343.9	—	343.9
Corporate income tax recoverable	—	—	—	37.2	—	37.2
Trade and other receivables	1.0	42.6	4.7	6,092.5	—	6,140.8
Cash and short-term deposits	0.4	1.2	340.3	4,082.8	(2,384.5)	2,040.2
	1.4	43.8	345.0	10,556.4	(2,384.5)	8,562.1
Current Liabilities
Trade and other payables	(88.1)	(56.8)	(0.9)	(8,103.1)	—	(8,248.9)
Corporate income tax payable	—	—	—	(70.0)	—	(70.0)
Bank overdrafts and loans	(556.2)	(2,276.2)	(18.5)	(1,119.5)	2,384.5	(1,585.9)
	(644.3)	(2,333.0)	(19.4)	(9,292.6)	2,384.5	(9,904.8)
Net current assets (liabilities)	(642.9)	(2,289.2)	325.6	1,263.8	—	(1,342.7)
Total assets less current liabilities	4,389.1	5,475.1	325.6	9,915.8	(12,758.4)	7,347.2
Non-current liabilities
Bonds and bank loans	(825.8)	—	(328.7)	(585.5)	—	(1,740.0)
Trade and other payables	(13.7)	(64.8)	—	(381.9)	—	(460.4)
Corporate income tax liability	—	—	—	(336.2)	—	(336.2)
Deferred tax liabilities	—	—	—	(464.0)	—	(464.0)
Provisions for post-employment benefits	—	—	—	(135.0)	—	(135.0)
Provisions for liabilities and charges	—	—	—	(116.8)	—	(116.8)
	(839.5)	(64.8)	(328.7)	(2,019.4)	—	(3,252.4)
Net intercompany receivable/(payable)	424.8	(401.1)	(0.5)	(23.2)	—	—
Net assets	3,974.4	5,009.2	(3.6)	7,873.2	(12,758.4)	4,094.8
Attributable to:
Minority interests	—	—	—	120.4	—	120.4
Equity share owners’ funds	3,974.4	5,009.2	(3.6)	7,752.8	(12,758.4)	3,974.4
Total equity	3,974.4	5,009.2	(3.6)	7,873.2	(12,758.4)	4,094.8

Note

[1]	Now known as WPP 2008 Limited and a subsidiary guarantor.
[2]	Includes WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

The condensed consolidating financial information with respect to subsidiary issuer Grey is presented below. On 7 March 2005, the Company completed its acquisition of Grey Global Group Inc. Accordingly, the results of Grey from that date are included in the condensed consolidating financial information below.

Income Statement

Six months ended 30 June 2008, £m

	WPP Group plc	WPP 2005 Ltd	Grey Global Group, Inc	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Revenue	—	—	39.3	3,299.8	—	3,339.1
Direct costs	—	—	—	(180.1)	—	(180.1)
Gross profit	—	—	39.3	3,119.7	—	3,159.0
Operating costs	1.9	(42.1)	(39.2)	(2,701.8)	—	(2,781.2)
Operating profit/(loss)	1.9	(42.1)	0.1	417.9	—	377.8
Share of results of subsidiaries	235.2	343.3	33.3	—	(611.8)	—
Share of results of associates	—	—	—	20.7	—	20.7
Profit/(loss) before interest and taxation	237.1	301.2	33.4	438.6	(611.8)	398.5
Finance income	9.9	22.8	3.7	33.7	—	70.1
Finance costs	(38.8)	(90.4)	(16.6)	15.7	—	(130.1)
Profit/(loss) before taxation	208.2	233.6	20.5	488.0	(611.8)	338.5
Taxation	—	1.6	2.2	(105.0)	—	(101.2)
Profit/(loss) for the year	208.2	235.2	22.7	383.0	(611.8)	237.3
Attributable to:
Equity holders of the parent	208.2	235.2	22.7	353.9	(611.8)	208.2
Minority interests	—	—	—	29.1	—	29.1
Profit/(loss) for the period	208.2	235.2	22.7	383.0	(611.8)	237.3
Six months ended 30 June 2007, £m
Revenue	—	—	38.7	2,882.3	—	2,921.0
Direct costs	—	—	—	(151.3)	—	(151.3)
Gross profit	—	—	38.7	2,731.0	—	2,769.7
Operating costs	(0.5)	(15.4)	(40.8)	(2,393.5)	—	(2,450.2)
Operating profit/(loss)	(0.5)	(15.4)	(2.1)	337.5	—	319.5
Share of results of subsidiaries	199.1	278.3	42.5	—	(519.9)	—
Share of results of associates	—	—	—	19.5	—	19.5
Profit/(loss) before interest and taxation	198.6	262.9	40.4	357.0	(519.9)	339.0
Finance income	8.9	26.3	3.4	19.1	—	57.7
Finance costs	(25.6)	(90.1)	(18.2)	31.3	—	(102.6)
Profit/(loss) before taxation	181.9	199.1	25.6	407.4	(519.9)	294.1
Taxation	—	—	(2.6)	(88.3)	—	(90.9)
Profit/(loss) for the year	181.9	199.1	23.0	319.1	(519.9)	203.2
Attributable to:
Equity holders of the parent	181.9	199.1	23.0	297.8	(519.9)	181.9
Minority interests	—	—	—	21.3	—	21.3
Profit/(loss) for the period	181.9	199.1	23.0	319.1	(519.9)	203.2

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Income Statement

For the year ended 31 December 2007, £m

	WPP Group plc	WPP 2005 Ltd	Grey Global Group, Inc	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Revenue	—	—	78.8	6,107.1	—	6,185.9
Direct costs	—	—	—	(335.5)	—	(335.5)
Gross profit	—	—	78.8	5,771.6	—	5,850.4
Operating costs	5.9	(58.5)	(80.0)	(4,913.1)	—	(5,045.7)
Operating profit/(loss)	5.9	(58.5)	(1.2)	858.5	—	804.7
Share of results of subsidiaries	504.3	696.6	90.0	—	(1,290.9)	—
Share of results of associates	—	—	0.2	41.2	—	41.4
Profit/(loss) before interest and taxation	510.2	638.1	89.0	899.7	(1,290.9)	846.1
Finance income	53.0	54.3	10.6	21.5	—	139.4
Finance costs	(97.3)	(188.1)	(39.2)	58.5	—	(266.1)
Profit/(loss) before taxation	465.9	504.3	60.4	979.7	(1,290.9)	719.4
Taxation	—	—	(4.5)	(199.8)	—	(204.3)
Profit/(loss) for the year	465.9	504.3	55.9	779.9	(1,290.9)	515.1
Attributable to:
Equity holders of the parent	465.9	504.3	55.9	730.7	(1,290.9)	465.9
Minority interests	—	—	—	49.2	—	49.2
Profit/(loss) for the year	465.9	504.3	55.9	779.9	(1,290.9)	515.1

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Cash Flow Statement

Six months ended 30 June 2008 , £m

	WPP Group plc	WPP 2005 Ltd	Grey Global Group, Inc	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Net cash inflow/(outflow) from operating activities	(571.3)	552.6	301.2	(447.9)	—	(165.4)
Investing activities
Acquisitions and disposals	(16.8)	—	—	(159.2)	—	(176.0)
Purchases of property, plant and equipment	—	(0.9)	(1.1)	(65.8)	—	(67.8)
Purchases of other intangible assets (including capitalised computer software)	—	—	—	(6.2)	—	(6.2)
Proceeds on disposal of property, plant and equipment	—	—	—	6.7	—	6.7
Net cash inflow/(outflow) from investing activities	(16.8)	(0.9)	(1.1)	(224.5)	—	(243.3)
Financing activities
Share option proceeds	—	5.9	—	—	—	5.9
Share repurchases and buybacks	(112.2)	—	—	—	—	(112.2)
Net increase/(decrease) in borrowings	594.6	(515.1)	—	—	—	79.5
Financing and share issue costs	(4.3)	—	—	—	—	(4.3)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(26.4)	—	(26.4)
Net cash inflow/(outflow) from financing activities	478.1	(509.2)	—	(26.4)	—	(57.5)
Net increase/(decrease) in cash and cash equivalents	(110.0)	42.5	300.1	(698.8)	—	(466.2)
Translation differences	14.4	49.7	(0.6)	(28.8)	—	34.7
Cash and cash equivalents at beginning of year	(555.9)	(1,827.1)	(148.0)	3,593.3	—	1,062.3
Cash and cash equivalents at end of period	(651.5)	(1,734.9)	151.5	2,865.7	—	630.8

Six months ended 30 June 2007, £m
Net cash inflow/(outflow) from operating activities	376.2	75.3	(69.6)	(389.1)	—	(7.2)
Investing activities
Acquisitions and disposals	—	—	—	(208.0)	—	(208.0)
Purchases of property, plant and equipment	—	(3.0)	(0.3)	(62.8)	—	(66.1)
Purchases of other intangible assets (including capitalised computer software)	—	—	(0.1)	(6.0)	—	(6.1)
Proceeds on disposal of property, plant and equipment	—	—	—	6.6	—	6.6
Net cash inflow/(outflow) from investing activities	—	(3.0)	(0.4)	(270.2)	—	(273.6)
Financing activities
Share option proceeds	—	21.4	—	—	—	21.4
Share repurchases and buybacks	(209.2)	—	—	—	—	(209.2)
Net increase/(decrease) in borrowings	400.0	(450.0)	—	161.8	—	111.8
Financing and share issue costs	(1.9)	(22.7)	—	22.7	—	(1.9)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(20.4)	—	(20.4)
Net cash inflow/(outflow) from financing activities	188.9	(451.3)	—	164.1	—	(98.3)
Net increase/(decrease) in cash and cash equivalents	565.1	(379.0)	(70.0)	(495.2)	—	(379.1)
Translation differences	(2.9)	—	1.9	3.4	—	2.4
Cash and cash equivalents at beginning of year	(764.4)	(1,686.5)	(80.0)	3,487.8	—	956.9
Cash and cash equivalents at end of period	(202.2)	(2,065.5)	(148.1)	2,996.0	—	580.2

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Cash Flow Statement

For the year ended 31 December 2007, £m

	WPP Group plc	WPP 2005 Ltd	Grey Global Group, Inc	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Net cash inflow/(outflow) from operating activities	345.8	278.1	(68.4)	336.6	(0.8)	891.3
Investing activities
Acquisitions and disposals	—	—	—	(674.8)	—	(674.8)
Purchases of property, plant and equipment	—	(3.5)	(0.7)	(146.9)	—	(151.1)
Purchase of other intangible assets (including capitalised computer software)	—	—	(0.3)	(19.4)	—	(19.7)
Proceeds on disposal of property, plant and equipment	—	—	0.4	7.9	—	8.3
Net cash inflow/(outflow) from investing activities	—	(3.5)	(0.6)	(833.2)	—	(837.3)
Financing activities
Share option proceeds	—	34.8	—	—	—	34.8
Share repurchases and buybacks	(415.4)	—	—	—	—	(415.4)
Net increase/(decrease) in borrowings	400.0	(450.0)	—	548.9	—	498.9
Financing and share issue costs	(5.0)	—	—	(3.3)	—	(8.3)
Equity dividends paid	(139.7)	—	—	—	0.8	(138.9)
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(38.9)	—	(38.9)
Net cash inflow/(outflow) from financing activities	(160.1)	(415.2)	—	506.7	0.8	(67.8)
Net increase/(decrease) in cash and cash equivalents	185.7	(140.6)	(69.0)	10.1	—	(13.8)
Translation differences	22.8	—	1.0	95.4	—	119.2
Cash and cash equivalents at beginning of year	(764.4)	(1,686.5)	(80.0)	3,487.8	—	956.9
Cash and cash equivalents at end of year	(555.9)	(1,827.1)	(148.0)	3,593.3	—	1,062.3

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Balance Sheet

At 30 June 2008, £m

	WPP Group PLC	WPP 2005 Ltd	Grey Global Group, Inc.	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	11.5	6,411.4	—	6,422.9
Other	—	—	1.4	1,174.6	—	1,176.0
Property, plant and equipment	—	6.0	7.6	441.4	—	455.0
Investment in subsidiaries	5,441.5	8,272.2	1,167.0	—	(14,880.7)	—
Interests in associates	—	—	5.6	564.4	—	570.0
Other investments	16.8	—	—	290.4	—	307.2
Deferred tax assets	—	—	2.3	42.0	—	44.3
Trade and other receivables	36.5	7.6	—	140.1	—	184.2
	5,494.8	8,285.8	1,195.4	9,064.3	(14,880.7)	9,159.6
Current assets
Inventory and work in progress	—	—	1.4	374.1	—	375.5
Corporate income tax recoverable	—	—	—	29.0	—	29.0
Trade and other receivables	1.0	40.7	75.9	6,452.1	—	6,569.7
Cash and short-term deposits	—	0.8	153.7	3,509.5	(2,387.1)	1,276.9
	1.0	41.5	231.0	10,364.7	(2,387.1)	8,251.1
Current Liabilities
Trade and other payables	(24.0)	(68.3)	(41.3)	(8,006.3)	—	(8,139.9)
Corporate income tax payable	—	—	(0.1)	(72.9)	—	(73.0)
Bank overdrafts and loans	(651.4)	(1,735.7)	(2.2)	(768.8)	2,387.1	(771.0)
	(675.4)	(1,804.0)	(43.6)	(8,848.0)	2.387.1	(8,983.9)
Net current assets (liabilities)	(674.4)	(1,762.5)	187.4	1,516.7	—	(732.8)
Total assets less current liabilities	4,820.4	6,523.3	1,382.8	10,581.0	(14,880.7)	8,426.8
Non-current liabilities
Bonds and bank loans	(1,427.1)	—	(81.3)	(854.7)	—	(2,363.1)
Trade and other payables	(26.6)	(14.9)	(9.3)	(489.3)	—	(540.1)
Corporate income tax liability	—	—	—	(347.3)	—	(347.3)
Deferred tax liabilities	—	—	—	(464.7)	—	(464.7)
Provisions for post-employment benefits	—	—	(0.8)	(134.2)	—	(135.0)
Provisions for liabilities and charges	—	—	(0.5)	(113.2)	—	(113.7)
	(1,453.7)	(14.9)	(91.9)	(2,403.4)	—	(3,963.9)
Net intercompany receivable/(payable)	958.1	(1,066.9)	(605.8)	714.6	—	—
Net assets	4,324.8	5,441.5	685.1	8,892.2	(14,880.7)	4,462.9
Attributable to:
Minority interests	—	—	—	138.1	—	138.1
Equity share owners’ funds	4,324.8	5,441.5	685.1	8,754.1	(14,880.7)	4,324.8
Total equity	4,324.8	5,441.5	685.1	8,892.2	(14,880.7)	4,462.9

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Balance Sheet

At 30 June 2007, £m

	WPP Group PLC	WPP 2005 Ltd	Grey Global Group, Inc.	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	10.7	5,520.1	—	5,530.8
Other	—	—	1.7	1,085.8	—	1,087.5
Property, plant and equipment	—	8.1	9.1	400.3	—	417.5
Investment in subsidiaries	4,345.7	6,996.3	1,287.4	—	(12,629.4)	—
Interests in associates	—	—	5.4	446.0	—	451.4
Other investments	—	—	—	162.2	—	162.2
Deferred tax assets	—	—	3.0	102.4	—	105.4
Trade and other receivables	5.0	—	—	89.3	—	94.3
	4,350.7	7,004.4	1,317.3	7,806.1	(12,629.4)	7,849.1
Current assets
Inventory and work in progress	—	—	3.2	321.2	—	324.4
Corporate income tax recoverable	—	—	—	28.6	—	28.6
Trade and other receivables	14.4	50.9	102.4	5,038.0	—	5,205.7
Cash and short-term deposits	—	0.4	43.1	2,980.1	(2,268.1)	755.5
	14.4	51.3	148.7	8,367.9	(2,268.1)	6,314.2
Current Liabilities
Trade and other payables	(34.3)	(27.5)	(45.2)	(6,678.0)	—	(6,785.0)
Corporate income tax payable	—	—	1.1	(51.4)	—	(50.3)
Bank overdrafts and loans	(202.2)	(2,506.1)	(6.1)	35.7	2,268.1	(410.6)
	(236.5)	(2,533.6)	(50.2)	(6,693.7)	2,268.1	(7,245.9)
Net current assets (liabilities)	(222.1)	(2,482.3)	98.5	1,674.2	—	(931.7)
Total assets less current liabilities	4,128.6	4,522.1	1,415.8	9,480.3	(12,629.4)	6,917.4
Non-current liabilities
Bonds and bank loans	(769.0)	—	(80.8)	(759.6)	—	(1,609.4)
Trade and other payables	(83.0)	(43.1)	(19.3)	(262.0)	—	(407.4)
Corporate income tax liability	—	—	—	(364.4)	—	(364.4)
Deferred tax liabilities	—	—	—	(461.8)	—	(461.8)
Provisions for post-employment benefits	—	—	(2.0)	(185.6)	—	(187.6)
Provisions for liabilities and charges	—	—	(0.5)	(104.0)	—	(104.5)
	(852.0)	(43.1)	(102.6)	(2,137.4)	—	(3,135.1)
Net intercompany receivable/(payable)	410.1	(133.3)	(530.9)	254.1	—	—
Net assets	3,686.7	4,345.7	782.3	7,597.0	(12,629.4)	3,782.3
Attributable to:
Minority interests	—	—	—	95.6	—	95.6
Equity share owners’ funds	3,686.7	4,345.7	782.3	7,501.4	(12,629.4)	3,686.7
Total equity	3,686.7	4,345.7	782.3	7,597.0	(12,629.4)	3,782.3

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Balance Sheet

At 31 December 2007, £m

	WPP Group PLC	WPP 2005 Ltd	Grey Global Group, Inc.	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	11.1	6,060.6	—	6,071.7
Other	—	—	85.7	1,068.9	—	1,154.6
Property, plant and equipment	—	8.8	8.5	432.3	—	449.6
Investment in subsidiaries	5,009.2	7,749.2	1,158.1	—	(13,916.5)	—
Interests in associates	—	—	5.7	534.4	—	540.1
Other investments	—	—	—	268.6	—	268.6
Deferred tax assets	—	—	0.7	55.3	—	56.0
Trade and other receivables	22.8	6.3	—	120.2	—	149.3
	5,032.0	7,764.3	1,269.8	8,540.3	(13,916.5)	8,689.9
Current assets
Inventory and work in progress	—	—	2.1	341.8	—	343.9
Corporate income tax recoverable	—	—	—	37.2	—	37.2
Trade and other receivables	1.0	42.6	78.1	6,019.1	—	6,140.8
Cash and short-term deposits	0.4	1.2	151.8	4,271.3	(2,384.5)	2,040.2
	1.4	43.8	232.0	10,669.4	(2,384.5)	8,562.1
Current Liabilities
Trade and other payables	(88.1)	(56.8)	(58.0)	(8,046.0)	—	(8,248.9)
Corporate income tax payable	—	—	1.2	(71.2)	—	(70.0)
Bank overdrafts and loans	(556.2)	(2,276.2)	(3.7)	(1,134.3)	2,384.5	(1,585.9)
	(644.3)	(2,333.0)	(60.5)	(9,251.5)	2,384.5	(9,904.8)
Net current assets (liabilities)	(642.9)	(2,289.2)	171.5	1,417.9	—	(1,342.7)
Total assets less current liabilities	4,389.1	5,475.1	1,441.3	9,958.2	(13,916.5)	7,347.2
Non-current liabilities
Bonds and bank loans	(825.8)	—	(82.0)	(832.2)	—	(1,740.0)
Trade and other payables	(13.7)	(64.8)	(9.4)	(372.5)	—	(460.4)
Corporate income tax liability	—	—	—	(336.2)	—	(336.2)
Deferred tax liabilities	—	—	—	(464.0)	—	(464.0)
Provisions for post-employment benefits	—	—	(2.0)	(133.0)	—	(135.0)
Provisions for liabilities and charges	—	—	(0.6)	(116.2)	—	(116.8)
	(839.5)	(64.8)	(94.0)	(2,254.1)	—	(3,252.4)
Net intercompany receivable/(payable)	424.8	(401.1)	(580.8)	557.1	—	—
Net assets	3,974.4	5,009.2	766.5	8,261.2	(13,916.5)	4,094.8
Attributable to:
Minority interests	—	—	—	120.4	—	120.4
Equity share owners’ funds	3,974.4	5,009.2	766.5	8,140.8	(13,916.5)	3,974.4
Total equity	3,974.4	5,009.2	766.5	8,261.2	(13,916.5)	4,094.8

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

The condensed consolidating financial information with respect to subsidiary issuer WPP Finance (USA) Corporation is presented below.

Income Statement

Six months ended 30 June 2008 , £m

	WPP Group plc	WPP 2005 Ltd	WPP Finance (USA) Corporation	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Revenue	—	—	—	3,339.1	—	3,339.1
Direct costs	—	—	—	(180.1)	—	(180.1)
Gross profit	—	—	—	3,159.0	—	3,159.0
Operating costs	1.9	(42.1)	(0.4)	(2,740.6)	—	(2,781.2)
Operating profit/(loss)	1.9	(42.1)	(0.4)	418.4	—	377.8
Share of results of subsidiaries	235.2	343.3	—	—	(578.5)	—
Share of results of associates	—	—	—	20.7	—	20.7
Profit/(loss) before interest and taxation	237.1	301.2	(0.4)	439.1	(578.5)	398.5
Finance income	9.9	22.8	1.7	35.7	—	70.1
Finance costs	(38.8)	(90.4)	(1.8)	0.9	—	(130.1)
Profit/(loss) before taxation	208.2	233.6	(0.5)	475.7	(578.5)	338.5
Taxation	—	1.6	—	(102.8)	—	(101.2)
Profit/(loss) for the year	208.2	235.2	(0.5)	372.9	(578.5)	237.3
Attributable to:
Equity holders of the parent	208.2	235.2	(0.5)	343.8	(578.5)	208.2
Minority interests	—	—	—	29.1	—	29.1
Profit/(loss) for the period	208.2	235.2	(0.5)	372.9	(578.5)	237.3
Six months ended 30 June 2007, £m
Revenue	—	—	—	2,921.0	—	2,921.0
Direct costs	—	—	—	(151.3)	—	(151.3)
Gross profit	—	—	—	2,769.7	—	2,769.7
Operating costs	(0.5)	(15.4)	(0.5)	(2,433.8)	—	(2,450.2)
Operating profit/(loss)	(0.5)	(15.4)	(0.5)	335.9	—	319.5
Share of results of subsidiaries	199.1	278.3	—	—	(477.4)	—
Share of results of associates	—	—	—	19.5	—	19.5
Profit/(loss) before interest and taxation	198.6	262.9	(0.5)	355.4	(477.4)	339.0
Finance income	8.9	26.3	1.7	20.8	—	57.7
Finance costs	(25.6)	(90.1)	(1.8)	14.9	—	(102.6)
Profit/(loss) before taxation	181.9	199.1	(0.6)	391.1	(477.4)	294.1
Taxation	—	—	—	(90.9)	—	(90.9)
Profit/(loss) for the year	181.9	199.1	(0.6)	300.2	(477.4)	203.2
Attributable to:
Equity holders of the parent	181.9	199.1	(0.6)	278.9	(477.4)	181.9
Minority interests	—	—	—	21.3	—	21.3
Profit/(loss) for the period	181.9	199.1	(0.6)	300.2	(477.4)	203.2

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Income Statement

For the year ended 31 December 2007, £m

	WPP Group plc	WPP 2005 Ltd	WPP Finance (USA) Corporation	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Revenue	—	—	—	6,185.9	—	6,185.9
Direct costs	—	—	—	(335.5)	—	(335.5)
Gross profit	—	—	—	5,850.4	—	5,850.4
Operating costs	5.9	(58.5)	(0.9)	(4,992.2)	—	(5,045.7)
Operating profit/(loss)	5.9	(58.5)	(0.9)	858.2	—	804.7
Share of results of subsidiaries	504.3	696.6	—	—	(1,200.9)	—
Share of results of associates	—	—	—	41.4	—	41.4
Profit/(loss) before interest and taxation	510.2	638.1	(0.9)	899.6	(1,200.9)	846.1
Finance income	53.0	54.3	3.4	28.7	—	139.4
Finance costs	(97.3)	(188.1)	(3.5)	22.8	—	(266.1)
Profit/(loss) before taxation	465.9	504.3	(1.0)	951.1	(1,200.9)	719.4
Taxation	—	—	—	(204.3)	—	(204.3)
Profit/(loss) for the year	465.9	504.3	(1.0)	746.8	(1,200.9)	515.1
Attributable to:
Equity holders of the parent	465.9	504.3	(1.0)	697.6	(1,200.9)	465.9
Minority interests	—	—	—	49.2	—	49.2
Profit/(loss) for the year	465.9	504.3	(1.0)	746.8	(1,200.9)	515.1

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Cash Flow Statement

Six months ended 30 June 2008 , £m

	WPP Group plc	WPP 2005 Ltd	WPP Finance (USA) Corporation	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Net cash inflow/(outflow) from operating activities	(571.3)	552.6	(0.1)	(146.6)	—	(165.4)
Investing activities
Acquisitions and disposals	(16.8)	—	—	(159.2)	—	(176.0)
Purchases of property, plant and equipment	—	(0.9)	—	(66.9)	—	(67.8)
Purchases of other intangible assets (including capitalised computer software)	—	—	—	(6.2)	—	(6.2)
Proceeds on disposal of property, plant and equipment	—	—	—	6.7	—	6.7
Net cash inflow/(outflow) from investing activities	(16.8)	(0.9)	—	(225.6)	—	(243.3)
Financing activities
Share option proceeds	—	5.9	—	—	—	5.9
Share repurchases and buybacks	(112.2)	—	—	—	—	(112.2)
Net increase/(decrease) in borrowings	594.6	(515.1)	—	—	—	79.5
Financing and share issue costs	(4.3)	—	—	—	—	(4.3)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(26.4)	—	(26.4)
Net cash inflow/(outflow) from financing activities	478.1	(509.2)	—	(26.4)	—	(57.5)
Net increase/(decrease) in cash and cash equivalents	(110.0)	42.5	(0.1)	(398.6)	—	(466.2)
Translation differences	14.4	49.7	—	(29.4)	—	34.7
Cash and cash equivalents at beginning of year	(555.9)	(1,827.1)	—	3,445.3	—	1,062.3
Cash and cash equivalents at end of period	(651.5)	(1,734.9)	(0.1)	3,017.3	—	630.8

Six months ended 30 June 2007, £m
Net cash inflow/(outflow) from operating activities	376.2	75.3	—	(458.7)	—	(7.2)
Investing activities
Acquisitions and disposals	—	—	—	(208.0)	—	(208.0)
Purchases of property, plant and equipment	—	(3.0)	—	(63.1)	—	(66.1)
Purchases of other intangible assets (including capitalised computer software)	—	—	—	(6.1)	—	(6.1)
Proceeds on disposal of property, plant and equipment	—	—	—	6.6	—	6.6
Net cash inflow/(outflow) from investing activities	—	(3.0)	—	(270.6)	—	(273.6)
Financing activities
Share option proceeds	—	21.4	—	—	—	21.4
Share repurchases and buybacks	(209.2)	—	—	—	—	(209.2)
Net increase/(decrease) in borrowings	400.0	(450.0)	—	161.8	—	111.8
Financing and share issue costs	(1.9)	(22.7)	—	22.7	—	(1.9)
Equity dividends paid	—	—	—	—	—	—
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(20.4)	—	(20.4)
Net cash inflow/(outflow) from financing activities	188.9	(451.3)	—	164.1	—	(98.3)
Net increase/(decrease) in cash and cash equivalents	565.1	(379.0)	—	(565.2)	—	(379.1)
Translation differences	(2.9)	—	—	5.3	—	2.4
Cash and cash equivalents at beginning of year	(764.4)	(1,686.5)	—	3,407.8	—	956.9
Cash and cash equivalents at end of period	(202.2)	(2,065.5)	—	2,847.9	—	580.2

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Cash Flow Statement

For the year ended 31 December 2007, £m

	WPP Group plc	WPP 2005 Ltd	WPP Finance (USA) Corporation	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Net cash inflow/(outflow) from operating activities	345.8	278.1	—	268.2	(0.8)	891.3
Investing activities
Acquisitions and disposals	—	—	—	(674.8)	—	(674.8)
Purchases of property, plant and equipment	—	(3.5)	—	(147.6)	—	(151.1)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(19.7)	—	(19.7)
Proceeds on disposal of property, plant and equipment	—	—	—	8.3	—	8.3
Net cash inflow/(outflow) from investing activities	—	(3.5)	—	(833.8)	—	(837.3)
Financing activities
Share option proceeds	—	34.8	—	—	—	34.8
Share repurchases and buybacks	(415.4)	—	—	—	—	(415.4)
Net increase/(decrease) in borrowings	400.0	(450.0)	—	548.9	—	498.9
Financing and share issue costs	(5.0)	—	—	(3.3)	—	(8.3)
Equity dividends paid	(139.7)	—	—	—	0.8	(138.9)
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(38.9)	—	(38.9)
Net cash inflow/(outflow) from financing activities	(160.1)	(415.2)	—	506.7	0.8	(67.8)
Net increase/(decrease) in cash and cash equivalents	185.7	(140.6)	—	(58.9)	—	(13.8)
Translation differences	22.8	—	—	96.4	—	119.2
Cash and cash equivalents at beginning of year	(764.4)	(1,686.5)	—	3,407.8	—	956.9
Cash and cash equivalents at end of year	(555.9)	(1,827.1)	—	3,445.3	—	1,062.3

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Balance Sheet

At 30 June 2008, £m

	WPP Group PLC	WPP 2005 Ltd	WPP Finance (USA) Corporation	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	6,422.9	—	6,422.9
Other	—	—	—	1,176.0	—	1,176.0
Property, plant and equipment	—	6.0	—	449.0	—	455.0
Investment in subsidiaries	5,441.5	8,272.2	—	—	(13,713.7)	—
Interests in associates	—	—	—	570.0	—	570.0
Other investments	16.8	—	—	290.4	—	307.2
Deferred tax assets	—	—	—	44.3	—	44.3
Trade and other receivables	36.5	7.6	—	140.1	—	184.2
	5,494.8	8,285.8	—	9,092.7	(13,713.7)	9,159.6
Current assets
Inventory and work in progress	—	—	—	375.5	—	375.5
Corporate income tax recoverable	—	—	—	29.0	—	29.0
Trade and other receivables	1.0	40.7	—	6,528.0	—	6,569.7
Cash and short-term deposits	—	0.8	—	3,663.2	(2,387.1)	1,276.9
	1.0	41.5	—	10,595.7	(2,387.1)	8,251.1
Current Liabilities
Trade and other payables	(24.0)	(68.3)	(2.0)	(8,045.6)	—	(8,139.9)
Corporate income tax payable	—	—	—	(73.0)	—	(73.0)
Bank overdrafts and loans	(651.4)	(1,735.7)	(50.2)	(720.8)	2,387.1	(771.0)
	(675.4)	(1,804.0)	(52.2)	(8,839.4)	2,387.1	(8,983.9)
Net current assets (liabilities)	(674.4)	(1,762.5)	(52.2)	1,756.3	—	(732.8)
Total assets less current liabilities	4,820.4	6,523.3	(52.2)	10,849.0	(13,713.7)	8,426.8
Non-current liabilities
Bonds and bank loans	(1,427.1)	—	—	(936.0)	—	(2,363.1)
Trade and other payables	(26.6)	(14.9)	—	(498.6)	—	(540.1)
Corporate income tax liability	—	—	—	(347.3)	—	(347.3)
Deferred tax liabilities	—	—	—	(464.7)	—	(464.7)
Provisions for post-employment benefits	—	—	—	(135.0)	—	(135.0)
Provisions for liabilities and charges	—	—	—	(113.7)	—	(113.7)
	(1,453.7)	(14.9)	—	(2,495.3)	—	(3,963.9)
Net intercompany receivable/(payable)	958.1	(1,066.9)	62.8	46.0	—	—
Net assets	4,324.8	5,441.5	10.6	8,399.7	(13,713.7)	4,462.9
Attributable to:
Minority interests	—	—	—	138.1	—	138.1
Equity share owners’ funds	4,324.8	5,441.5	10.6	8,261.6	(13,713.7)	4,324.8
Total equity	4,324.8	5,441.5	10.6	8,399.7	(13,713.7)	4,462.9

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Balance Sheet

At 30 June 2007, £m

	WPP Group PLC	WPP 2005 Ltd	WPP Finance (USA) Corporation	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	5,530.8	—	5,530.8
Other	—	—	—	1,087.5	—	1,087.5
Property, plant and equipment	—	8.1	—	409.4	—	417.5
Investment in subsidiaries	4,345.7	6,996.3	—	—	(11,342.0)	—
Interests in associates	—	—	—	451.4	—	451.4
Other investments	—	—	—	162.2	—	162.2
Deferred tax assets	—	—	—	105.4	—	105.4
Trade and other receivables	5.0	—	—	89.3	—	94.3
	4,350.7	7,004.4	—	7,836.0	(11,342.0)	7,849.1
Current assets
Inventory and work in progress	—	—	—	324.4	—	324.4
Corporate income tax recoverable	—	—	—	28.6	—	28.6
Trade and other receivables	14.4	50.9	—	5,140.4	—	5,205.7
Cash and short-term deposits	—	0.4	(0.1)	3,023.3	(2,268.1)	755.5
	14.4	51.3	(0.1)	8,516.7	(2,268.1)	6,314.2
Current Liabilities
Trade and other payables	(34.3)	(27.5)	(2.0)	(6,721.2)	—	(6,785.0)
Corporate income tax payable	—	—	—	(50.3)	—	(50.3)
Bank overdrafts and loans	(202.2)	(2,506.1)	—	29.6	2,268.1	(410.6)
	(236.5)	(2,533.6)	(2.0)	(6,741.9)	2,268.1	(7,245.9)
Net current assets (liabilities)	(222.1)	(2,482.3)	(2.1)	1,774.8	—	(931.7)
Total assets less current liabilities	4,128.6	4,522.1	(2.1)	9,610.8	(11,342.0)	6,917.4
Non-current liabilities
Bonds and bank loans	(769.0)	—	(49.8)	(790.6)	—	(1,609.4)
Trade and other payables	(83.0)	(43.1)	—	(281.3)	—	(407.4)
Corporate income tax liability	—	—	—	(364.4)	—	(364.4)
Deferred tax liabilities	—	—	—	(461.8)	—	(461.8)
Provisions for post-employment benefits	—	—	—	(187.6)	—	(187.6)
Provisions for liabilities and charges	—	—	—	(104.5)	—	(104.5)
	(852.0)	(43.1)	(49.8)	(2,190.2)	—	(3,135.1)
Net intercompany receivable/(payable)	410.1	(133.3)	63.1	(339.9)	—	—
Net assets	3,686.7	4,345.7	11.2	7,080.7	(11,342.0)	3,782.3
Attributable to:
Minority interests	—	—	—	95.6	—	95.6
Equity share owners’ funds	3,686.7	4,345.7	11.2	6,985.1	(11,342.0)	3,686.7
Total equity	3,686.7	4,345.7	11.2	7,080.7	(11,342.0)	3,782.3

Notes to the unaudited condensed consolidated interim financial statements

20.	Condensed consolidating financial information (continued)

Balance Sheet

At 31 December 2007, £m

	WPP Group PLC	WPP 2005 Ltd	WPP Finance (USA) Corporation	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	6,071.7	—	6,071.7
Other	—	—	—	1,154.6	—	1,154.6
Property, plant and equipment	—	8.8	—	440.8	—	449.6
Investment in subsidiaries	5,009.2	7,749.2	—	—	(12,758.4)	—
Interests in associates	—	—	—	540.1	—	540.1
Other investments	—	—	—	268.6	—	268.6
Deferred tax assets	—	—	—	56.0	—	56.0
Trade and other receivables	22.8	6.3	—	120.2	—	149.3
	5,032.0	7,764.3	—	8,652.0	(12,758.4)	8,689.9
Current assets
Inventory and work in progress	—	—	—	343.9	—	343.9
Corporate income tax recoverable	—	—	—	37.2	—	37.2
Trade and other receivables	1.0	42.6	—	6,097.2	—	6,140.8
Cash and short-term deposits	0.4	1.2	—	4,423.1	(2,384.5)	2,040.2
	1.4	43.8	—	10,901.4	(2,384.5)	8,562.1
Current Liabilities
Trade and other payables	(88.1)	(56.8)	(2.0)	(8,102.0)	—	(8,248.9)
Corporate income tax payable	—	—	—	(70.0)	—	(70.0)
Bank overdrafts and loans	(556.2)	(2,276.2)	—	(1,138.0)	2,384.5	(1,585.9)
	(644.3)	(2,333.0)	(2.0)	(9,310.0)	2,384.5	(9,904.8)
Net current assets (liabilities)	(642.9)	(2,289.2)	(2.0)	1,591.4	—	(1,342.7)
Total assets less current liabilities	4,389.1	5,475.1	(2.0)	10,243.4	(12,758.4)	7,347.2
Non-current liabilities
Bonds and bank loans	(825.8)	—	(50.4)	(863.8)	—	(1,740.0)
Trade and other payables	(13.7)	(64.8)	—	(381.9)	—	(460.4)
Corporate income tax liability	—	—	—	(336.2)	—	(336.2)
Deferred tax liabilities	—	—	—	(464.0)	—	(464.0)
Provisions for post-employment benefits	—	—	—	(135.0)	—	(135.0)
Provisions for liabilities and charges	—	—	—	(116.8)	—	(116.8)
	(839.5)	(64.8)	(50.4)	(2,297.7)	—	(3,252.4)
Net intercompany receivable/(payable)	424.8	(401.1)	63.4	(87.1)	—	—
Net assets	3,974.4	5,009.2	11.0	7,858.6	(12,758.4)	4,094.8
Attributable to:
Minority interests	—	—	—	120.4	—	120.4
Equity share owners’ funds	3,974.4	5,009.2	11.0	7,738.2	(12,758.4)	3,974.4
Total equity	3,974.4	5,009.2	11.0	7,858.6	(12,758.4)	4,094.8